EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 18 to Schedule 13D, dated August 2, 2012, with respect to the common shares, without par value, of Ivanhoe Mines Ltd. is, and any further amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 2nd day of August, 2012.

Rio Tinto plc

By:	/s/ Ben Mathews
Signature

Ben Mathews / Company Secretary
Name/Title

Rio Tinto International Holdings Limited

By:	/s/ Ben Mathews
Signature

Ben Mathews / Director
Name/Title

7999674 Canada Inc.

By:	/s/ Ben Mathews
Signature

Ben Mathews / Assistant Corporate Secretary
Name/Title

46117 Yukon Inc.

By:	/s/ Julie Parent
Signature

Julie Parent / Secretary
Name/Title

2